UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): July 29, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David T. Della Penta to the Board

Effective July 29, 2010, our board of directors increased the size of the board from nine directors to ten, and appointed David T. Della Penta (age 62) as a director to fill the vacancy created upon the expansion in the size of the board. Mr. Della Penta also was appointed to the board’s compensation committee. Mr. Della Penta will receive an annual retainer of $42,000 for board service, an annual retainer of $10,500 for service on the compensation committee, and a travel stipend of $1,250 per day for travel of more than four hours when attending board and committee meetings. Upon his appointment, Mr. Della Penta also received (a) an initial award of equity compensation with a value of approximately $100,000, 25% in the form of common stock and 75% in the form of non-qualified stock options with a term of 10 years, which options vest over a one year period and (b) an annual award of equity compensation paid to non-employee directors, pro rated for the remaining portion of the board’s one year term, with a value of approximately $83,333, 25% in the form of common stock and 75% in the form of non-qualified stock options with a term of 10 years, which options vest over the remaining portion of the board’s one year term.

Mr. Della Penta serves as a Founding Partner and Board member of Challenger Capital, an independent financial services institution offering a full suite of investment banking services, and is a current Board member of YSI Incorporated, a private developer and manufacturer of sensors, instruments, software, and data collection platforms for environmental water quality monitoring and testing. He previously served as President and Chief Operating Officer of Fisher Scientific International (NYSE: FSH), a global supplier of life-science products, from 1998 until his retirement in November 2006. Prior to 1998, Mr. Della Penta served as President of Nalge Nunc International Corporation, a subsidiary of Sybron International Corporation, a manufacturer of laboratory products. Mr. Della Penta received his Bachelor of Arts in Business Administration and an Executive MBA from the Rochester Institute of Technology in 1969 and 1981, respectively. Mr. Della Penta brings to the Board senior management experience from global organizations that are substantially larger than IRIS.

Prior to his appointment as a member of our board of directors, Mr. Della Penta did not have any material relationship with us and no such relationship is currently proposed. Mr. Della Penta does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Mr. Della Penta and any other person pursuant to which Mr. Della Penta was selected as a director.

A press release announcing Mr. Della Penta’s appointment to the board was issued by us on August 2, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	– Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release dated August 2, 2010 published by IRIS International, Inc., announcing the appointment of David T. Della Penta.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: August 2, 2010	By:	/s/ Martin S. McDermut
Martin S. McDermut,
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 2, 2010 published by IRIS International, Inc., announcing the appointment of David T. Della Penta.

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